The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, market measure supplement, prospectus supplement and prospectus are not an offer to sell these Notes and we are not soliciting an offer to buy these Notes in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2) Registration Nos. 333-292881 and 333-292881-01

Subject To Completion, dated July 23, 2026

Pricing Supplement No. 93 dated July , 2026

(To Product Supplement No. 1 dated February 13, 2026,

Market Measure Supplement No. 1 dated February 13, 2026,

Prospectus Supplement dated February 13, 2026

and Prospectus dated February 13, 2026)

Wells Fargo Finance LLC Medium Term-Notes Series B Fully and Unconditionally Guaranteed by Wells Fargo & Company

Trigger Autocallable Contingent Yield Notes

Principal at Risk Securities Linked to the Least Performing of the Dow Jones Industrial Average® and the Nasdaq-100 Index® due on or about July 29, 2031

Investment Description

The Trigger Autocallable Contingent Yield Notes (the “Notes”) are unsecured debt obligations of Wells Fargo Finance LLC (the “Issuer”) and fully and unconditionally guaranteed by Wells Fargo & Company (the “Guarantor”) linked to the least performing of the Dow Jones Industrial Average® and the Nasdaq-100 Index® (each an “Underlier” and together the “Underliers”). On a quarterly basis, unless the Notes have been previously automatically called, the Issuer will pay you a coupon (the “Contingent Coupon”) if the Closing Value of each Underlier on the applicable Coupon Observation Date is greater than or equal to its Coupon Barrier. However, if the Closing Value of any Underlier on a Coupon Observation Date is less than its Coupon Barrier, you will not receive any Contingent Coupon for the relevant quarter. If the Closing Value of each Underlier on any Call Observation Date is greater than or equal to its Closing Value on the Trade Date (the “Initial Underlier Value”), the Notes will be automatically called, and the Issuer will pay you the Principal Amount of the Notes plus a final Contingent Coupon, and no further payments will be made on the Notes. If the Notes are not automatically called and the Closing Value of each Underlier on the Final Valuation Date (the “Final Underlier Value”) is greater than or equal to its Downside Threshold, the Issuer will repay the Principal Amount at maturity plus any final Contingent Coupon otherwise due. However, if the Final Underlier Value of any Underlier is less than its Downside Threshold, the Issuer will pay you a cash payment at maturity that is less than the Principal Amount, if anything, resulting in a percentage loss on the Principal Amount of the Notes equal to the negative Underlier Return of the Underlier with the lowest Underlier Return (the “Least Performing Underlier”). In this case, you will have full downside exposure to the Least Performing Underlier from its Initial Underlier Value to its Final Underlier Value, and will lose a significant portion, and possibly all, of your principal. Investing in the Notes involves significant risks. You may lose a significant portion or all of your principal. You may receive few or no Contingent Coupons during the term of the Notes. You will be exposed to the market risk of each Underlier and any decline in the value of one Underlier may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the value of any other Underlier. You will not participate in any appreciation of any Underlier and will not receive any dividends on the securities included in any Underlier. The Final Underlier Value of each Underlier is observed relative to its Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal feature applies only if you hold the Notes to maturity. The Notes will not be listed or displayed on any securities exchange or any automated quotation system. Generally, the higher the Contingent Coupon Rate on a Note, the greater the risk of loss on that Note. All payments on the Notes are subject to credit risk, and you will have no ability to pursue any securities included in any Underlier for payment; if Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment.

Features	Key Dates[1]

❑Contingent Coupon: On each Contingent Coupon Payment Date, the Issuer will pay you a Contingent Coupon if the Closing Value of each Underlier on the related Coupon Observation Date is greater than or equal to its Coupon Barrier. However, if the Closing Value of any Underlier on any Coupon Observation Date is less than its Coupon Barrier, you will not receive any Contingent Coupon on the related Contingent Coupon Payment Date.

❑Automatic Call: If the Closing Value of each Underlier on any Call Observation Date is greater than or equal to its Initial Underlier Value, the Notes will be automatically called, and the Issuer will pay you the Principal Amount of the Notes plus a final Contingent Coupon, and no further payments will be made on the Notes.

❑Downside Exposure with Contingent Repayment of Principal at Maturity: If the Notes are not automatically called and the Final Underlier Value of each Underlier is greater than or equal to its Downside Threshold, the Issuer will repay the Principal Amount at maturity plus any final Contingent Coupon otherwise due. However, if the Final Underlier Value of any Underlier is less than its Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, if anything, resulting in a percentage loss on your principal equal to the negative Underlier Return of the Least Performing Underlier. You may lose a significant portion or all of your principal. All payments on the Notes are subject to credit risk, and you will have no ability to pursue any securities included in any Underlier for payment; if Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment.

	Trade Date:	July 24, 2026
	Settlement Date:	July 29, 2026
	Coupon Observation Dates[2]:	Quarterly (see page PRS-7)
	Call Observation Dates[2]:	Quarterly, beginning after six months (see page PRS‑7)
	Final Valuation Date[2]:	July 24, 2031
	Maturity Date[2]:	July 29, 2031

[1]To the extent that we make any change to the expected Trade Date or expected Settlement Date, the other relevant dates may also be changed in our discretion to ensure that the term of the Notes remains the same.

[2]Subject to postponement. See “Terms of the Notes” on page PRS-5 of this pricing supplement.

Note Offering

We are offering Trigger Autocallable Contingent Yield Notes linked to the least performing of the Dow Jones Industrial Average® and the Nasdaq-100 Index®. The Contingent Coupon Rate and the Initial Underlier Value and corresponding Coupon Barrier and Downside Threshold for each Underlier will be set on the Trade Date. The Initial Underlier Value of each Underlier will be its Closing Value (as defined below) on the Trade Date. The Notes are offered at a minimum investment of $1,000 (100 Notes).

Underlier	Contingent Coupon Rate	Initial Underlier Value	Coupon Barrier*	Downside Threshold*	CUSIP/ ISIN
Dow Jones Industrial Average® (INDU)	11.00% to 11.35% per annum		70% of its Initial Underlier Value	60% of its Initial Underlier Value	95005F804 / US95005F8041
Nasdaq-100 Index® (NDX)			70% of its Initial Underlier Value	60% of its Initial Underlier Value

*Rounded to two decimal places with respect to the Dow Jones Industrial Average® and the Nasdaq-100 Index®.

The current estimated value of the Notes is approximately $9.81 per Note. While the estimated value of the Notes at pricing may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the Notes on the Trade Date be less than $9.51 per Note. The estimated value of the Notes was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the Notes from you at any time after issuance. See “Estimated Value of the Notes” in this pricing supplement.

The Notes have complex features and investing in the Notes involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement

The Notes are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment. The Notes are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these Notes or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo Finance LLC
Per Note	$10.00	$0.00	$10.00
Total	$	$	$

(1)Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, and UBS Financial Services Inc. (“UBS”) are the agents for the distribution of the Notes. UBS has advised us that all sales of the Notes will be made to certain fee-based advisory accounts for which UBS is an investment advisor at the Original Issue Price and UBS will not receive a sales commission. See “Estimated Value of the Notes” and “Supplemental Plan of Distribution” in this pricing supplement for further information.

UBS Financial Services Inc. Wells Fargo Securities

Additional Information About the Issuer, the Guarantor and the Notes

You should read this pricing supplement together with product supplement No. 1 dated February 13, 2026, market measure supplement No. 1 dated February 13, 2026, the prospectus supplement dated February 13, 2026 and the prospectus dated February 13, 2026 for additional information about the Notes. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, market measure supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009729/wffprincipal-424b2_021326.htm

• Market Measure Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009710/wffseriesb-424b2_021326.htm

• Prospectus Supplement dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/1738143/000183988226009700/seriesb-424b2_021326.htm

• Prospectus dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009692/standalone-424b2_021326.htm

PRS-2

Estimated Value of the Notes

The Original Offering Price of each Note includes certain costs that are borne by you. Because of these costs, the estimated value of the Notes on the Trade Date will be less than the Original Offering Price. The costs included in the Original Offering Price relate to selling, structuring, hedging and issuing the Notes, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the Notes include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the Notes and (iii) hedging and other costs relating to the offering of the Notes.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the Notes as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the Notes based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the Notes.

If the costs relating to selling, structuring, hedging and issuing the Notes were lower, or if the assumed rate we use to determine the economic terms of the Notes were higher, the economic terms of the Notes would be more favorable to you and the estimated value would be higher. The estimated value of the Notes as of the Trade Date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the Notes set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the Notes by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the Notes, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the Notes (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the Notes. This rate is used for purposes of determining the estimated value of the Notes since we expect secondary market prices, if any, for the Notes that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the Notes based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the Notes, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Notes And Any Secondary Market—The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the Notes determined by WFS is subject to important limitations. See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Notes And Any Secondary Market—The Estimated Value Of The Notes Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the Notes after issuance

The estimated value of the Notes is not an indication of the price, if any, at which WFS or any other person may be willing to buy the Notes from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the Notes in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the Notes due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the Trade Date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate Principal Amount of the Notes to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the Notes is likely to be less than the Original Offering Price.

If WFS or any of its affiliates makes a secondary market in the Notes at any time up to the Settlement Date or during the 1-month period following the Settlement Date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the Notes that are included in the Original Offering Price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 1-month period. If you hold the Notes through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the Notes on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the Notes, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the Notes are held and to commercial pricing vendors. If you hold your Notes through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the Notes from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the Notes at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the Notes. As a result, if you hold your Notes through an account at a broker-dealer other than WFS or any of its affiliates, the value of the Notes on your brokerage account statement may be different than if you held your Notes at WFS or any of its affiliates.

The Notes will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the Notes from investors, they are not obligated to do so and are not required to make a market for the Notes. There can be no assurance that a secondary market will develop.

PRS-3

Investor Suitability

The Notes may be appropriate for you if:	The Notes may not be appropriate for you if:

♦You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire Principal Amount.

♦You can tolerate a loss of a significant portion or all of your Principal Amount, and you are willing to make an investment that may have the full downside market risk of the Least Performing Underlier.

♦You are willing and able to accept the individual market risk of each Underlier and understand that any decline in the value of one Underlier will not be offset or mitigated by a lesser decline or any potential increase in the value of any other Underlier.

♦You believe each Underlier is likely to close at or above its Coupon Barrier on the specified Coupon Observation Dates, and, if any Underlier does not, you can tolerate receiving few or no Contingent Coupons over the term of the Notes.

♦You believe the Final Underlier Value of each Underlier is not likely to be less than its Downside Threshold and, if the Final Underlier Value of any Underlier is less than its Downside Threshold, you can tolerate a loss of a significant portion or all of your principal.

♦You understand and accept that you will not participate in any appreciation in the values of any Underlier and your potential return is limited to any Contingent Coupons paid on the Notes.

♦You would be willing to invest in the Notes if the Contingent Coupon Rate were set equal to the bottom of the range specified on the cover of this pricing supplement (the actual Contingent Coupon Rate will be set on the Trade Date).

♦You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the values of the Underliers.

♦You do not seek guaranteed current income from this investment, you are willing to accept the risk of contingent yield and you are willing to forgo any dividends paid on the securities included in the Underliers.

♦You are willing to invest in Notes that may be automatically called early and you are otherwise willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.

♦You understand and are willing to accept the risks associated with each Underlier.

♦You are willing and able to assume the credit risk of Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, for all payments due to you under the Notes, including any repayment of principal.

♦You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire Principal Amount.

♦You cannot tolerate the loss of a significant portion or all of your Principal Amount, or you are not willing to make an investment that may have the full downside market risk of the Least Performing Underlier.

♦You are unwilling or unable to accept the individual market risk of each Underlier or do not understand that any decline in the value of one Underlier will not be offset or mitigated by a lesser decline or any potential increase in the value of any other Underlier.

♦You do not believe each Underlier is likely to close at or above its Coupon Barrier on the specified Coupon Observation Dates, or you cannot tolerate receiving few or no Contingent Coupons over the term of the Notes.

♦You believe at least one Underlier will depreciate over the term of the Notes and its Final Underlier Value is likely to be less than its Downside Threshold.

♦You seek an investment that participates in the full appreciation of the Underliers and whose return is not limited to any Contingent Coupons paid on the Notes.

♦You would be unwilling to invest in the Notes if the Contingent Coupon Rate were set equal to the bottom of the range specified on the cover of this pricing supplement (the actual Contingent Coupon Rate will be set on the Trade Date).

♦You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the values of the Underliers.

♦You seek guaranteed current income from your investment, you are unwilling to accept the risk of contingent yield or you would prefer to receive any dividends paid on the securities included in the Underliers.

♦You are unable or unwilling to hold Notes that may be automatically called early, or you are otherwise unable or unwilling to hold the Notes to maturity, or you seek an investment for which there will be an active secondary market.

♦You are unwilling to purchase Notes with an estimated value as of the Trade Date that is lower than the Original Offering Price and that may be as low as the lower estimated value set forth on the cover page.

♦You do not understand or are not willing to accept the risks associated with each Underlier.

♦You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

♦You are not willing or are unable to assume the credit risk of Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, for all payments due to you under the Notes, including any repayment of principal.

The considerations identified above are not exhaustive. Whether or not the Notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Notes in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the Notes. For more information about the Underliers, please see the sections titled “The Dow Jones Industrial Average®” and “The Nasdaq-100 Index®” below.

PRS-4

Terms of the Notes
Issuer:	Wells Fargo Finance LLC
Guarantor:	Wells Fargo & Company
Original Offering Price:	$10 per Note
Principal Amount:	$10 per Note. References in this pricing supplement to a “Note” are to a note with a Principal Amount of $10.
Underliers:

The Dow Jones Industrial Average® (Bloomberg ticker symbol: INDU) and the Nasdaq-100 Index® (Bloomberg ticker symbol: NDX) (each referred to as a “Market Measure” in the accompanying product supplement).

Term:	Approximately 5 years, unless automatically called earlier
Automatic Call Feature:

If the Closing Value of each Underlier on any Call Observation Date is greater than or equal to its Initial Underlier Value, the Notes will be automatically called, and the Issuer will pay you the Principal Amount of the Notes plus the Contingent Coupon due on the Contingent Coupon Payment Date that is also the Call Settlement Date, and no further payments will be made on the Notes.

If the Notes are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Notes after such Call Settlement Date. You will not receive any notice from us if the Notes are automatically called.

Contingent Coupon:

If the Closing Value of each Underlier is greater than or equal to its Coupon Barrier on any Coupon Observation Date, the Issuer will pay you a Contingent Coupon on the related Contingent Coupon Payment Date.

If the Closing Value of any Underlier is less than its Coupon Barrier on any Coupon Observation Date, the Contingent Coupon applicable to that Coupon Observation Date will not accrue or be payable and the Issuer will not make any payment to you on the related Contingent Coupon Payment Date.

The Contingent Coupon is a fixed amount based upon equal quarterly installments at the Contingent Coupon Rate.

Contingent Coupon Rate:

11.00% to 11.35% per annum (to be set on the Trade Date). Accordingly, the Contingent Coupon with respect to each Coupon Observation Date will be equal to between $0.2750 to $0.2838 per Note. Whether Contingent Coupons will be paid on the Notes will depend on the performance of the Underliers.

Coupon Observation Dates:	Quarterly. See “Coupon Observation Dates/Call Observation Dates/Contingent Coupon Payment Dates/Call Settlement Dates” below.
Contingent Coupon Payment Dates:	Quarterly. See “Coupon Observation Dates/Call Observation Dates/Contingent Coupon Payment Dates/Call Settlement Dates” below.
Call Observation Dates:

Quarterly, beginning approximately six months after the Settlement Date, on the Coupon Observation Dates scheduled to occur from January 2027 to April 2031, inclusive. See “Coupon Observation Dates/Call Observation Dates/Contingent Coupon Payment Dates/Call Settlement Dates” below.

Call Settlement Date:

The Contingent Coupon Payment Date immediately following the applicable Call Observation Date, if applicable. See “Coupon Observation Dates/Call Observation Dates/Contingent Coupon Payment Dates/Call Settlement Dates” below.

Payment at Maturity:

If the Notes are not automatically called, on the Maturity Date, you will receive from the Issuer a cash payment per Note calculated as follows:

●If the Final Underlier Value of each Underlier is greater than or equal to both its Downside Threshold and its Coupon Barrier, the Issuer will repay the Principal Amount at maturity of $10 per Note plus the Contingent Coupon due on the Contingent Coupon Payment Date that is also the Maturity Date.

●If the Final Underlier Value of each Underlier is greater than or equal to its Downside Threshold but the Final Underlier Value of any Underlier is less than its Coupon Barrier, the Issuer will repay the Principal Amount at maturity of $10 per Note, but no Contingent Coupon will be paid.

●If the Final Underlier Value of any Underlier is less than its Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, if anything, resulting in a percentage loss on your principal equal to the negative Underlier Return of the Least Performing Underlier. Accordingly, the payment at maturity per Note would be calculated as follows:

$10 + ($10 × Underlier Return of the Least Performing Underlier)

If the Notes are not automatically called and the Final Underlier Value of any Underlier is less than its Downside Threshold, your principal is fully exposed to the decline in the Least Performing Underlier, and you will lose a significant portion or all of the Principal Amount of the Notes at maturity.

Underlier Return:	With respect to each Underlier: Final Underlier Value – Initial Underlier Value Initial Underlier Value
Least Performing Underlier:	The Underlier with the lowest Underlier Return
Initial Underlier Value:	With respect to each Underlier, its Closing Value on the Trade Date, as specified on the cover of this pricing supplement
Final Underlier Value:	With respect to each Underlier, its Closing Value on the Final Valuation Date
Closing Value:

With respect to each Underlier, Closing Value has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Coupon Barrier:	With respect to each Underlier, 70% of its Initial Underlier Value, as specified on the cover of this pricing supplement
Downside Threshold:	With respect to each Underlier, 60% of its Initial Underlier Value, as specified on the cover of this pricing supplement
Calculation Agent:	Wells Fargo Securities, LLC

PRS-5

Market Disruption Events and Postponement Provisions:

Each Coupon Observation Date (including the Final Valuation Date) and each call Observation Date is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, a Contingent Coupon Payment Date, a Call Settlement Date and/or the Maturity Date, as applicable, will be postponed if the immediately preceding Coupon Observation Date or Call Observation Date, as applicable, is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the Coupon Observation Dates, the Call Observation Dates, the Contingent Coupon Payment Dates, the Call Settlement Dates and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Coupon Observation Date, the Final Valuation Date and each Call Observation Date is a “calculation day” and each Contingent Coupon Payment Date, Call Settlement Date and the Maturity Date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

PRS-6

Coupon Observation Dates/Call Observation Dates/Contingent Coupon Payment Dates/Call Settlement Dates
Coupon Observation Dates/Call Observation Dates*	Contingent Coupon Payment Dates/Call Settlement Dates*
October 26, 2026	October 28, 2026
January 25, 2027	January 27, 2027
April 26, 2027	April 28, 2027
July 26, 2027	July 28, 2027
October 25, 2027	October 27, 2027
January 24, 2028	January 26, 2028
April 24, 2028	April 26, 2028
July 24, 2028	July 26, 2028
October 24, 2028	October 26, 2028
January 24, 2029	January 26, 2029
April 24, 2029	April 26, 2029
July 24, 2029	July 26, 2029
October 24, 2029	October 26, 2029
January 24, 2030	January 28, 2030
April 24, 2030	April 26, 2030
July 24, 2030	July 26, 2030
October 24, 2030	October 28, 2030
January 24, 2031	January 28, 2031
April 24, 2031	April 28, 2031
July 24, 2031 (the Final Valuation Date)	July 29, 2031 (the Maturity Date)

* Each Coupon Observation Date (other than the Final Valuation Date), starting from the second Coupon Observation Date, which is January 25, 2027, is a Call Observation Date. Thus, the first possible Call Settlement Date will be January 27, 2027.

PRS-7

Investment Timeline

Trade Date:	The Initial Underlier Value of each Underlier is observed, the Contingent Coupon Rate is set and the Coupon Barrier and Downside Threshold of each Underlier are determined.

Coupon Observation Dates/Call Observation Dates (beginning after six months):

If the Closing Value of each Underlier is greater than or equal to its Coupon Barrier on any Coupon Observation Date, the Issuer will pay you a Contingent Coupon on the related Contingent Coupon Payment Date.

However, if the Closing Value of any Underlier is less than its Coupon Barrier on any Coupon Observation Date, no Contingent Coupon payment will be made on the related Contingent Coupon Payment Date.

In addition, if the Closing Value of each Underlier on any Call Observation Date is greater than or equal to its Initial Underlier Value, the Notes will be automatically called, and the Issuer will pay you the Principal Amount of the Notes plus a final Contingent Coupon, and no further payments will be made on the Notes.

Maturity Date:

If the Notes are not automatically called, the Final Underlier Value of each Underlier is observed and the Underlier Return of each Underlier is determined on the Final Valuation Date.

If the Final Underlier Value of each Underlier is greater than or equal to both its Downside Threshold and its Coupon Barrier, the Issuer will repay the Principal Amount at maturity of $10 per Note plus the Contingent Coupon due on the Contingent Coupon Payment Date that is also the Maturity Date.

If the Final Underlier Value of each Underlier is greater than or equal to its Downside Threshold but the Final Underlier Value of any Underlier is less than its Coupon Barrier, the Issuer will repay the Principal Amount at maturity of $10 per Note, but no Contingent Coupon will be paid.

If the Final Underlier Value of any Underlier is less than its Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, if anything, resulting in a percentage loss on your principal equal to the negative Underlier Return of the Least Performing Underlier. Accordingly, the payment at maturity per Note would be calculated as follows:

$10 + ($10 × Underlier Return of the Least Performing Underlier)

If the Notes are not automatically called and the Final Underlier Value of any Underlier is less than its Downside Threshold, your principal is fully exposed to the decline in the Least Performing Underlier, and you will lose a significant portion or all of the Principal Amount of the Notes at maturity.

Investing in the Notes involves significant risks. You may receive few or no Contingent Coupons during the term of the Notes. You may lose a significant portion or all of your investment. You will be exposed to the market risk of each Underlier and any decline in the value of one Underlier may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the value of any other Underlier. The Final Underlier Value of each Underlier is observed relative to its Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal feature applies only if you hold the Notes to maturity. Generally, the higher the Contingent Coupon Rate on a Note, the greater the risk of loss on that Note. Your return potential on the Notes is limited to any Contingent Coupons paid on the Notes, and you will not participate in any appreciation of any Underlier. Any payment on the Notes, including any payment of the Principal Amount at maturity, is subject to the creditworthiness of the Issuer. All payments on the Notes are subject to credit risk, and you will have no ability to pursue any securities included in any Underlier for payment; if Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment.

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Selected Risk Considerations

The Notes have complex features and investing in the Notes will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the Notes are summarized below, but we urge you to read the more detailed explanation of the risks relating to the Notes generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the Notes in light of your particular circumstances.

Risks Relating To The Notes Generally

If The Notes Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Principal Amount Of Your Notes At Stated Maturity.

We will not repay you a fixed amount on the Notes at stated maturity. If the Notes are not automatically called prior to maturity, you will receive a payment at maturity that will be equal to or less than the Principal Amount, depending on the ending value of the Least Performing Underlier.

If the Final Underlier Value of the Least Performing Underlier is less than its Downside Threshold, the payment at maturity will be less than the Principal Amount, you will have full downside exposure to the decrease in the value of the Least Performing Underlier from its Initial Underlier Value, and you will lose 1% of the Principal Amount for every 1% that the Final Underlier Value of the Least Performing Underlier is less than its Initial Underlier Value. As a result, if the Final Underlier Value of the Least Performing Underlier is less than its Downside Threshold, you will lose a significant portion, and possibly all, of the Principal Amount per Note at maturity. This is the case even if the value of the Least Performing Underlier is greater than or equal to its Initial Underlier Value or its Downside Threshold at certain times during the term of the Notes.

Even if the Final Underlier Value of the Least Performing Underlier is greater than its Downside Threshold, the payment at maturity will not exceed the Principal Amount (and any Contingent Coupon otherwise due), and your yield on the Notes, taking into account any Contingent Coupons you may have received during the term of the Notes, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating with the same Maturity Date.

The Notes Do Not Provide For Fixed Payments Of Interest And You May Receive No Contingent Coupons On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Notes.

On each Contingent Coupon Payment Date you will receive a Contingent Coupon payment if, and only if, the Closing Value of each Underlier on the related Coupon Observation Date is greater than or equal to its Coupon Barrier. If the Closing Value of any Underlier on any Coupon Observation Date is less than its Coupon Barrier, you will not receive any Contingent Coupon payment on the related Contingent Coupon Payment Date. Furthermore, if the Closing Value of any Underlier is less than its Coupon Barrier on each Coupon Observation Date over the term of the Notes, you will not receive any Contingent Coupons over the entire term of the Notes.

The Notes Are Subject To The Full Risks Of Each Underlier And Will Be Negatively Affected If Any Underlier Performs Poorly, Even If The Other Underliers Perform Favorably.

You are subject to the full risks of each Underlier. If any Underlier performs poorly, you will be negatively affected, even if the other Underliers perform favorably. The Notes are not linked to a basket composed of the Underliers, where the better performance of some Underliers could offset the poor performance of others. Instead, you are subject to the full risks of each Underlier on each Coupon Observation Date. Furthermore, the risk that you will not receive one or more, or any, Contingent Coupons during the term of the Notes and that you will lose a substantial portion, and possibly all, of the Principal Amount at maturity is greater if you invest in the Notes as opposed to substantially similar securities that are linked to the performance of a single Underlier. With more Underliers, it is more likely that the Closing Value of at least one Underlier will be less than its Coupon Barrier on one or more Coupon Observation Dates, such that you will not receive one or more, or any, Contingent Coupons during the term of the Notes, and that the Closing Value of at least one Underlier will be less than its Downside Threshold on the Final Valuation Date such that you will lose a substantial portion, and possibly all, of the Principal Amount at maturity. You should not invest in the Notes unless you understand and are willing to accept the full downside risks of each Underlier.

You Will Not Benefit In Any Way From The Performance Of The Better Performing Underliers.

Although it is necessary for each Underlier to close at or above its respective Coupon Barrier on the relevant Coupon Observation Date in order for you to receive a Contingent Coupon payment and at or above its respective Downside Threshold on the Final Valuation Date for you to receive the Principal Amount of your Notes at maturity, you will not benefit in any way from the performance of the better performing Underliers. The Notes may underperform an alternative investment linked to a basket composed of the Underliers, since in such case the performance of the Underliers would be blended and the better performing Underliers could offset the poor performance of other Underliers.

You Will Be Subject To Risks Resulting From The Relationship Among The Underliers.

It is preferable from your perspective for the Underliers to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the Notes, you assume the risk that the Underliers will not exhibit

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this relationship. The less correlated the Underliers, the more likely it is that one of the Underliers will be performing poorly at any time over the term of the Notes. All that is necessary for the Notes to perform poorly is for one of the Underliers to perform poorly; the performance of the better performing Underliers is not relevant to your return on the Notes. It is impossible to predict what the relationship among the Underliers will be over the term of the Notes. To the extent the Underliers represent a different equity market, such equity markets may not perform similarly over the term of the Notes.

You May Be Fully Exposed To The Decline In The Least Performing Underlier On The Final Valuation Date From Its Initial Underlier Value, But Will Not Participate In Any Positive Performance Of Any Underlier.

Even though you will be fully exposed to a decline in the value of the Least Performing Underlier if its Final Underlier Value is below its Downside Threshold, you will not participate in any increase in the value of any Underlier over the term of the Notes. Your maximum possible return on the Notes will be limited to the sum of the Contingent Coupons you receive, if any. Consequently, your return on the Notes may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Underlier.

Contingent Repayment Of Your Principal Applies Only If You Hold The Notes To Maturity.

You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a substantial loss relative to your principal, even if the value of any or each of the Underliers is greater than its Downside Threshold at the time of such sale.

A Higher Contingent Coupon Rate And/Or A Lower Coupon Barrier And/Or Downside Threshold Are Associated With Greater Risk.

The Notes offer Contingent Coupons at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupons are associated with greater levels of expected risk as of the Trade Date as compared to conventional debt securities, including the risk that you may not receive a Contingent Coupon on one or more, or any, Contingent Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the Principal Amount at maturity. The volatility of the Underliers and the correlation among the Underliers are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlier, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underliers or lower expected correlation among the Underliers as of the Trade Date may result in a higher Contingent Coupon Rate and/or a lower Coupon Barrier and/or a lower Downside Threshold, but it also represents a greater expected likelihood as of the Trade Date that the Closing Value of at least one Underlier will be less than its Coupon Barrier on one or more Coupon Observation Dates, such that you will not receive one or more, or any, Contingent Coupons during the term of the Notes, and that the Closing Value of at least one Underlier will be less than its Downside Threshold on the Final Valuation Date such that you will lose a substantial portion, and possibly all, of the Principal Amount at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupons during the term of the Notes and that you will lose a substantial portion, and possibly all, of the Principal Amount at maturity. On the other hand, a lower Coupon Barrier or Downside Threshold does not necessarily indicate that the Notes have a greater likelihood of paying Contingent Coupons or returning your principal at maturity. The terms of the Notes are set, in part, based on expectations about the volatility of, and correlation among, the Underliers as of the Trade Date. If expectations about the volatility of, and correlation among, the Underliers change over the term of the Notes, the value of the Notes may be adversely affected, and if the actual volatility of the Underliers proves to be greater than initially expected or if the actual correlation among the Underliers proves to be lower than initially expected, the Notes may prove to be riskier than expected on the Trade Date.

You Will Be Subject To Reinvestment Risk.

If your Notes are automatically called, the term of the Notes will be reduced. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are automatically called prior to maturity. Generally, the longer the Notes remain outstanding, the less likely it is that the Notes will be automatically called, due to the decline in the level of at least one Underlier that has caused the Notes not to be automatically called on an earlier Call Observation Date and the shorter time remaining for the level of any such Underlier to increase to or above its Initial Underlier Level on a subsequent Call Observation Date.

The U.S. Federal Tax Consequences Of An Investment In The Notes Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the Notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the Notes as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the Notes might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the Notes may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the Notes, we intend to so withhold.

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The Maturity Date May Be Postponed If The Final Valuation Date Is Postponed.

The Final Valuation Date will be postponed if the originally scheduled Final Valuation Date is not a trading day or if the Calculation Agent determines that a market disruption event has occurred or is continuing on the Final Valuation Date. If such a postponement occurs, the Maturity Date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To An Investment In Wells Fargo Finance LLC’s Debt Securities, Including The Notes

The Notes Are Subject To Credit Risk.

The Notes are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the Notes are subject to creditworthiness and you will have no ability to pursue any securities included in any Underlier for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the Notes and, in the event we and the Guarantor were to default on the obligations under the Notes and the guarantee, you may not receive any amounts owed to you under the terms of the Notes.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities, including the Notes, if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the Notes should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Notes Have Limited Rights Of Acceleration.

Payment of principal on the Notes may be accelerated only in the case of payment defaults that continue for a period of 30 days, certain events of bankruptcy or insolvency relating to Wells Fargo Finance LLC only, whether voluntary or involuntary, certain situations under which the guarantee ceases to be in full force and effect or if the Guarantor denies or disaffirms its obligations under the guarantee. If you purchase the Notes, you will have no right to accelerate the payment of principal on the Notes if we fail in the performance of any of our obligations under the Notes, other than the obligations to pay principal and interest on the Notes. See “Description of Debt Securities of Wells Fargo Finance LLC—Events of Default and Covenant Breaches” in the accompanying prospectus.

Holders Of The Notes Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Conveys, Transfers Or Leases All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries. Similarly, the Guarantor may convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries. In either case, third-party creditors of the Guarantor’s subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of the Guarantor’s subsidiaries with respect to such assets. See “Description of Debt Securities of Wells Fargo Finance LLC—Consolidation, Merger or Sale” in the accompanying prospectus.

The Notes Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Notes.

The Notes will not have the benefit of any cross-default or cross-acceleration with other indebtedness of the Guarantor. In addition, events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor and failure by the Guarantor to perform any of its covenants or warranties (other than a payment default under the guarantee) will not constitute an event of default with respect to the Notes.

Risks Relating To The Estimated Value Of The Notes And Any Secondary Market

The Estimated Value Of The Notes On The Trade Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The Original Offering Price of the Notes includes certain costs that are borne by you. Because of these costs, the estimated value of the Notes on the Trade Date will be less than the Original Offering Price. The costs included in the Original Offering Price relate to selling, structuring, hedging and issuing the Notes, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the Notes include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the Notes and (iii) hedging and other costs relating to the offering of the Notes. Our funding considerations are reflected in the fact that we determine the economic terms of the Notes based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Notes—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the

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Notes were lower, or if the assumed rate we use to determine the economic terms of the Notes were higher, the economic terms of the Notes would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Notes Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the Notes was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Notes—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the Notes may be higher, and perhaps materially higher, than the estimated value of the Notes that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the Notes.

The Estimated Value Of The Notes Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Notes From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the Notes in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the Notes as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the Notes will also be reduced by a bid-offer spread, which may vary depending on the aggregate Principal Amount of the Notes to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the Notes is likely to be less than the Original Offering Price.

If WFS or any of its affiliates makes a secondary market in the Notes at any time up to the Settlement Date or during the 1-month period following the Settlement Date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the Notes that are included in the Original Offering Price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 1-month period. If you hold the Notes through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the Notes on your brokerage account statement. If you hold your Notes through an account at a broker-dealer other than WFS or any of its affiliates, the value of the Notes on your brokerage account statement may be different than if you held your Notes at WFS or any of its affiliates, as discussed above under “Estimated Value of the Notes—Valuation of the Notes after issuance.”

The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

As described under “Estimated Value of the Notes” above, the payout on the Notes could be replicated by a hypothetical combination of financial instruments consisting of a non-interest bearing, fixed-income bond and one or more derivative instruments. As a result, the factors that influence the values of non-interest bearing, fixed-income bonds and derivative instruments will also influence the terms of the Notes at issuance and the value of the Notes prior to maturity. The value of the Notes prior to maturity will be affected by the then-current value of each Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the Notes: performance of the Underliers; interest rates; volatility of the Underliers; correlation among the Underliers; time remaining to maturity; and dividend yields on the securities included in the Underliers. When we refer to the “value” of your Notes, we mean the value you could receive for your Notes if you are able to sell them in the open market before the Maturity Date.

In addition to the derivative component factors, the value of the Notes will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as a change in the value of any or all of the Underliers. Because numerous factors are expected to affect the value of the Notes, changes in the values of the Underliers may not result in a comparable change in the value of the Notes.

The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop.

The Notes will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates intend to make a secondary market in relation to the Notes, they are not obligated to do so. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the Notes, the price at which you may be able to sell your Notes is likely to depend on the price, if any, at which WFS is willing to buy your Notes. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your Notes prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the Notes to maturity.

Risks Relating To The Underliers

Any Payments On The Notes And Whether The Notes Are Automatically Called Will Depend Upon The Performance Of The Underliers And Therefore The Notes Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

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●Investing In The Notes Is Not The Same As Investing In The Underliers. Investing in the Notes is not equivalent to investing in the securities included in the Underliers. As an investor in the Notes, your return will not reflect the return you would realize if you actually owned and held the securities included in each Underlier for a period similar to the term of the Notes because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the Notes, you will not have any voting rights or any other rights that holders of the securities included in the Underliers would have.

●Historical Values Of The Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Underliers During The Term Of The Notes.

●Changes That Affect The Underliers May Adversely Affect The Value Of The Notes And Any Payments On The Notes.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Underliers.

●We And Our Affiliates Have No Affiliation With Any Underlier Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

The Notes Are Subject To Risks Relating To Non-U.S. Securities With Respect To The Nasdaq-100 Index®.

Because some of the equity securities composing the Nasdaq-100 Index® are issued by non-U.S. issuers, an investment in the Notes involves risks associated with the home countries of those issuers. The prices of securities of non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The Nasdaq-100 Index® Has Recently Undergone Significant Methodology Changes And, As A Result, The Nasdaq-100 Index® May Perform Differently Than It Would Have Performed Under Its Prior Methodology.

Nasdaq, Inc. recently implemented significant changes to the methodology of the Nasdaq-100 Index®, effective May 1, 2026. These changes include, among other things, changes to how market capitalization is determined for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement and the introduction of a cap on the share count used to determine the weight of low-float securities. The updated methodology also provides for quarterly reviews in March, June and September under which certain constituents may be removed and replaced and certain additional companies may be added without requiring a corresponding removal, which may temporarily increase the number of constituents of the Nasdaq-100 Index® above 100.

When evaluating the historical performance of the Nasdaq-100 Index® included in this pricing supplement, you should bear in mind that the historical performance of the Nasdaq-100 Index® prior to the implementation of these methodology changes reflects the performance of the Nasdaq-100 Index® under its prior methodology. The historical performance of the Nasdaq-100 Index® might have been meaningfully different had the updated methodology been in effect during the historical period shown.

We cannot predict what effect these methodology changes may have on the performance of the Nasdaq-100 Index®. These changes may cause the Nasdaq-100 Index® to include different constituents or weight constituents differently and may change the timing or circumstances of constituent changes from what would have occurred under the prior methodology. It is possible that these changes could adversely affect the performance of the Nasdaq-100 Index® and, in turn, your return on the Notes.

Risks Relating To Conflicts Of Interest

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of UBS, WFS or any other dealer participating in the distribution of the Notes, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the Notes. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the Notes, and in so doing they will have no obligation to consider your interests as an investor in the Notes. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the Notes.

●  The Calculation Agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the Notes. WFS, which is our affiliate, will be the Calculation Agent for the Notes. As Calculation Agent, WFS will determine any values of the Underliers and make any other determinations necessary to calculate any payments on the Notes. In making these determinations, WFS may be required to make discretionary judgments that may adversely affect any payments on the Notes. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the Notes, and WFS’s determinations as Calculation Agent may adversely affect your return on the Notes.

●  The estimated value of the Notes was calculated by our affiliate and is therefore not an independent third-party valuation.

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●  Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the Notes and may adversely affect the values of the Underliers.

●  Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Underliers may adversely affect the values of the Underliers.

● Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the Notes to you.

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Hypothetical Examples

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The examples below illustrate the payment upon an automatic call or at maturity for a $10 Principal Amount Note on a hypothetical offering of Notes under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Contingent Coupon Rate, Contingent Coupon, Initial Underlier Values, Coupon Barriers or Downside Thresholds. The hypothetical Initial Underlier Value of 100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual Initial Underlier Value for any Underlier. The actual Contingent Coupon Rate, Contingent Coupon, Initial Underlier Values, Coupon Barriers and Downside Thresholds will be determined on the Trade Date and will be set forth on the cover page and under “Terms of the Notes” above. For actual historical data of the Underliers, see the historical information set forth herein. The examples below assume that an investor purchases the Notes for $10.00 per Note. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual payment upon redemption or at maturity and resulting total return will depend on the actual terms of the Notes. In these examples, we refer to the Dow Jones Industrial Average® and the Nasdaq-100 Index® as the “INDU Index” and the “NDX Index,” respectively.

Term:	Approximately 5 years (unless called earlier)
Hypothetical Contingent Coupon Rate:	5.00% per annum (or 1.25% per quarter)
Hypothetical Contingent Coupon:	$0.125 per quarter
Hypothetical Initial Underlier Value:	For each Underlier, 100.00
Hypothetical Coupon Barrier:	For each Underlier, 90.00 (90% of its hypothetical Initial Underlier Value)
Hypothetical Downside Threshold:	For each Underlier, 80.00 (80% of its hypothetical Initial Underlier Value)
Coupon Observation Dates:	Quarterly
Call Observation Dates:	Quarterly (callable after six months)

The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the total payments per Note over the term of the Notes to the purchase price of $10 per Note.

Example 1 — Notes Are Automatically Called on the Second Coupon Observation Date

Coupon Observation Date	Closing Value	Payment (per Note)
First Coupon Observation Date	INDU Index: 80.00 NDX Index: 70.00	Not Callable. Closing Value of at least one Underlier below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.
Second Coupon Observation Date	INDU Index: 110.00 NDX Index: 105.00	Closing Value of each Underlier at or above its Initial Underlier Value; Notes are automatically called; Issuer pays Principal Amount plus Contingent Coupon of $0.125 on Call Settlement Date.
Total Payments (per Note):		Payment on Call Settlement Date:	$10.125 ($10.00 + $0.125)
		Prior Contingent Coupons:	$0.00
		Total:	$10.125
		Total Return:	1.25%

Because the Closing Value of each Underlier is greater than or equal to its Initial Underlier Value on the second Coupon Observation Date (which is the first Call Observation Date), the Notes are automatically called on that Coupon Observation Date. The Issuer will pay you on the related Call Settlement Date $10.125 per Note, which is equal to the Principal Amount plus the Contingent Coupon due on the Contingent Coupon Payment Date that is also the Call Settlement Date. No further amounts will be owed to you under the Notes.

However, because the Closing Value of at least one Underlier was less than its Coupon Barrier on the first Coupon Observation Date, the Issuer will not pay any Contingent Coupon on the Contingent Coupon Payment Date following that Coupon Observation Date. Accordingly, the Issuer will have paid a total of $10.125 per Note for a total return of 1.25% on the Notes.

PRS-15

Example 2 — Notes Are NOT Automatically Called and the Final Underlier Value of Each Underlier Is At or Above Its Downside Threshold and Coupon Barrier

Coupon Observation Date	Closing Value	Payment (per Note)
First Coupon Observation Date	INDU Index: 110.00 NDX Index: 125.00	Not Callable. Closing Value of each Underlier at or above its Coupon Barrier; Issuer pays Contingent Coupon of $0.125 on the related Contingent Coupon Payment Date.
Second Coupon Observation Date	INDU Index: 95.00 NDX Index: 110.00

Closing Value of at least one Underlier below its Initial Underlier Value; Notes NOT automatically called.

Closing Value of each Underlier at or above its Coupon Barrier; Issuer pays Contingent Coupon of $0.125 on the related Contingent Coupon Payment Date.

Third Coupon Observation Date	INDU Index: 90.00 NDX Index: 70.00

Closing Value of at least one Underlier below its Initial Underlier Value; Notes NOT automatically called.

Closing Value of NDX Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.

Fourth to Nineteenth Coupon Observation Dates	Various (at least one Underlier below Coupon Barrier)

Closing Value of at least one Underlier below its Initial Underlier Value; Notes NOT automatically called.

Closing Value of at least one Underlier below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the related Contingent Coupon Payment Dates.

Twentieth Coupon Observation Date (the Final Valuation Date)	INDU Index: 105.00 NDX Index: 95.00	Not Callable. Final Underlier Value of each Underlier at or above Downside Threshold and Coupon Barrier; Issuer pays Principal Amount plus Contingent Coupon of $0.125 on Maturity Date.
Total Payments (per Note):		Payment at Maturity:	$10.125 ($10.00 + $0.125)
		Prior Contingent Coupons:	$0.25 ($0.125 × 2)
		Total:	$10.375
		Total Return:	3.75%

Because the Closing Value of at least one Underlier is less than its Initial Underlier Value on each Coupon Observation Date that is also a Call Observation Date, the Notes are not automatically called. Because the Final Underlier Value of each Underlier is greater than or equal to its Downside Threshold and Coupon Barrier, the Issuer will pay you on the Maturity Date $10.125 per Note, which is equal to the Principal Amount plus the Contingent Coupon due on the Contingent Coupon Payment Date that is also the Maturity Date.

In addition, because the Closing Value of each Underlier was greater than or equal to its Coupon Barrier on the first and second Coupon Observation Dates, the Issuer will pay the Contingent Coupon of $0.125 on each of the related Contingent Coupon Payment Dates. However, because the Closing Value of at least one Underlier was less than its Coupon Barrier on the third through nineteenth Coupon Observation Dates, the Issuer will not pay any Contingent Coupon on the Contingent Coupon Payment Dates following those Coupon Observation Dates. Accordingly, the Issuer will have paid a total of $10.375 per Note for a total return of 3.75% on the Notes.

PRS-16

Example 3 — Notes Are NOT Automatically Called and the Final Underlier Value of Each Underlier Is At or Above Its Downside Threshold but the Final Underlier Value of At Least One Underlier Is Below Its Coupon Barrier

Coupon Observation Date	Closing Value	Payment (per Note)
First Coupon Observation Date	INDU Index: 95.00 NDX Index: 125.00	Not Callable. Closing Value of each Underlier at or above its Coupon Barrier; Issuer pays Contingent Coupon of $0.125 on the related Contingent Coupon Payment Date.
Second Coupon Observation Date	INDU Index: 95.00 NDX Index: 110.00

Closing Value of at least one Underlier below its Initial Underlier Value; Notes NOT automatically called.

Closing Value of each Underlier at or above its Coupon Barrier; Issuer pays Contingent Coupon of $0.125 on the related Contingent Coupon Payment Date.

Third Coupon Observation Date	INDU Index: 120.00 NDX Index: 65.00

Closing Value of NDX Index below its Initial Underlier Value; Notes NOT automatically called.

Closing Value of NDX Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.

Fourth to Nineteenth Coupon Observation Dates	Various (at least one Underlier below Coupon Barrier)

Closing Value of at least one Underlier below its Initial Underlier Value; Notes NOT automatically called.

Closing Value of at least one Underlier below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the related Contingent Coupon Payment Dates.

Twentieth Coupon Observation Date (the Final Valuation Date)	INDU Index: 105.00 NDX Index: 85.00

Not Callable.

Final Underlier Value of each Underlier at or above its Downside Threshold but Final Underlier Value of NDX Index below its Coupon Barrier; Issuer pays Principal Amount but DOES NOT pay Contingent Coupon on Maturity Date.

Total Payments (per Note):		Payment at Maturity:	$10.00
		Prior Contingent Coupons:	$0.25 ($0.125 × 2)
		Total:	$10.25
		Total Return:	2.50%

Because the Closing Value of at least one Underlier is less than its Initial Underlier Value on each Coupon Observation Date that is also a Call Observation Date, the Notes are not automatically called. Because the Final Underlier Value of each Underlier is greater than or equal to its Downside Threshold and the Final Underlier Value of at least one Underlier is less than its Coupon Barrier, the Issuer will pay you on the Maturity Date $10.00 per Note, which is equal to the Principal Amount, but no Contingent Coupon.

In addition, because the Closing Value of each Underlier was greater than or equal to its Coupon Barrier on the first and second Coupon Observation Dates, the Issuer will pay the Contingent Coupon of $0.125 on each of the related Contingent Coupon Payment Dates. However, because the Closing Value of at least one Underlier was less than its Coupon Barrier on the third through nineteenth Coupon Observation Dates, the Issuer will not pay any Contingent Coupon on the Contingent Coupon Payment Dates following those Coupon Observation Dates. Accordingly, the Issuer will have paid a total of $10.25 per Note for a total return of 2.50% on the Notes.

PRS-17

Example 4 — Notes Are NOT Automatically Called and the Final Underlier Value of At Least One Underlier Is Below its Downside Threshold

Coupon Observation Date	Closing Value	Payment (per Note)
First Coupon Observation Date	INDU Index: 70.00 NDX Index: 60.00	Not Callable. Closing Value of each Underlier below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.
Second Coupon Observation Date	INDU Index: 105.00 NDX Index: 85.00

Closing Value of NDX Index below its Initial Underlier Value; Notes NOT automatically called.

Closing Value of NDX Index below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.

Third Coupon Observation Date	INDU Index: 40.00 NDX Index: 65.00

Closing Value of at least one Underlier below its Initial Underlier Value; Notes NOT automatically called.

Closing Value of at least one Underlier below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on the related Contingent Coupon Payment Date.

Fourth to Nineteenth Coupon Observation Dates	Various (at least one Underlier below Coupon Barrier)

Closing Value of at least one Underlier below its Initial Underlier Value; Notes NOT automatically called.

Closing Value of at least one Underlier below its Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the related Contingent Coupon Payment Dates.

Twentieth Coupon Observation Date (the Final Valuation Date)	INDU Index: 50.00 NDX Index: 110.00

Not Callable.

Closing Value of INDU Index below its Coupon Barrier and its Downside Threshold; Issuer DOES NOT pay Contingent Coupon on Maturity Date; Issuer repays less than the Principal Amount resulting in a percentage loss on your investment equal to the negative Underlier Return.

Total Payments (per Note):		Payment at Maturity:	$5.00
		Prior Contingent Coupons:	$0.00
		Total:	$5.00
		Total Return:	-50.00%

Because the Closing Value of at least one Underlier is less than its Initial Underlier Value on each Coupon Observation Date that is also a Call Observation Date, the Notes are not automatically called. Because the Final Underlier Value of at least one Underlier is less than its Downside Threshold on the Final Valuation Date, at maturity, the Issuer will pay you a total of $5.00 per Note, for a total return of -50.00% on the Notes, calculated as follows:

$10 + ($10 × Underlier Return of the Least Performing Underlier)

Step 1: Calculate the Underlier Return of each Underlier:

 Underlier Return of the INDU Index:

Final Underlier Value – Initial Underlier Value	=	50.00 – 100.00	= -50.00%
Initial Underlier Value		100.00

 Underlier Return of the NDX Index:

Final Underlier Value – Initial Underlier Value	=	110.00 – 100.00	= 10.00%
Initial Underlier Value		100.00

 Step 2: Determine the Least Performing Underlier. The INDU Index is the Underlier with the lowest Underlier Return and is, therefore, the Least Performing Underlier.

Step 3: Calculate the Payment at Maturity:

$10 + ($10 × Underlier Return of the Least Performing Underlier)

$10 + ($10 × -50.00%) = $5.00

In addition, because the Closing Value of at least one Underlier is less than its Coupon Barrier on each Coupon Observation Date, the Issuer will not pay any Contingent Coupons over the term of the Notes.

PRS-18

The Dow Jones Industrial Average®

The Dow Jones Industrial Average® is a price-weighted index that seeks to measure the performance of 30 U.S. blue-chip companies. The Dow Jones Industrial Average® covers all industries with the exception of the transportation industry group and the utilities sector. For more information about the Dow Jones Industrial Average®, see “Description of Equity Indices—The Dow Jones Industrial Average®” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the Dow Jones Industrial Average® in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the Dow Jones Industrial Average® for the period from January 4, 2021 to July 21, 2026. The closing level on July 21, 2026 was 52,224.64. The historical performance of the Dow Jones Industrial Average® should not be taken as an indication of its future performance during the term of the Notes.

Dow Jones Industrial Average® Daily Closing Levels
Daily Closing Level
60000
50000
40000
30000
20000
10000
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

_______

“Dow Jones Industrial Average® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones Holdings”) and has been licensed for use by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”) and sublicensed for certain purposes to Wells Fargo & Company, our parent company. The Dow Jones Industrial Average® is a product of S&P Dow Jones Indices and has been licensed to Wells Fargo & Company, our parent company, for use by Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us). The Notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices, Dow Jones Holdings or their respective affiliates, and neither S&P Dow Jones Indices, Dow Jones Holdings or their respective affiliates make any representation regarding the advisability of investing in the Notes.

PRS-19

The Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. For more information about the Nasdaq-100 Index®, see “Description of Equity Indices—The Nasdaq-100 Index®” in the accompanying market measure supplement.

Nasdaq, Inc. (“Nasdaq”), the index sponsor of the Nasdaq-100 Index®, recently implemented several changes to the methodology of the Nasdaq-100 Index®, including changes to how market capitalization is determined for purposes of constituent selection and weighting, the introduction of an expedited “Fast Entry” process for certain large companies, the removal of the minimum free float requirement and the introduction of a cap on the share count used to determine the weight of low-float securities. These changes became effective on May 1, 2026 (with certain constituent and rebalancing adjustments first implemented during the June 2026 quarterly review). The information set forth below supersedes the information regarding the Nasdaq-100 Index® included in the accompanying market measure supplement to the extent inconsistent. Information about the Nasdaq-100 Index® may be obtained from other sources including, but not limited to, the Nasdaq-100 Index® sponsor’s website. We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent makes any representation that such publicly available information regarding the Nasdaq-100 Index® is accurate or complete.

For purposes of constituent selection, Nasdaq now uses “Full Market Capitalization.” For direct (non-ADR) listings and companies represented by a Primary ADR, Full Market Capitalization includes both listed and unlisted shares; for companies represented by a Non-Primary ADR, Full Market Capitalization is based on the value of the listed depositary shares only, and foreign-listed underlying shares and unlisted shares are excluded. For purposes of determining constituent weights, Nasdaq now uses “Modified Market Capitalization,” which takes into account only eligible listed share classes and disregards foreign-listed and unlisted shares. In addition, there is no longer a minimum free float requirement for inclusion in the Nasdaq-100 Index®, although, for purposes of determining Modified Market Capitalization, each low-float security’s share count is limited to the lesser of (i) its reported Total Shares Outstanding (“TSO”), or listed ADR shares in the case of an ADR, and (ii) three times the number of its free-floating shares or free-floating ADR shares, as applicable. Other than as a direct result of corporate actions, the Nasdaq-100 Index® also no longer implements ad-hoc intra-quarter adjustments to a security’s TSO between scheduled rebalancing events.

The updated methodology also permits certain large companies to be added to the Nasdaq-100 Index® on an expedited basis through a “Fast Entry” process if their Full Market Capitalization ranks within the top 40 current index constituents and they satisfy the applicable eligibility criteria. A Fast Entry inclusion will not require the removal of another security and may temporarily increase the number of constituents of the Nasdaq-100 Index® above 100. In addition, the updated methodology provides for quarterly reviews in March, June and September, under which Index Shares are adjusted for changes in TSO, Index Shares of low-float securities are adjusted to reflect changes in float, constituents ranked by Full Market Capitalization outside the top 125 will be removed and, if necessary, replaced, and certain additional companies whose Full Market Capitalization ranks within the top 40 of current index constituents may be added without requiring a corresponding removal. Securities added to the Nasdaq-100 Index® between annual reconstitutions, including through Fast Entry, as intra-quarter replacements or as part of a March, June or September rebalance, will have their initial weights determined using a linear interpolation process based on Modified Market Capitalization ranking.

PRS-20

Historical Information

We obtained the closing levels of the Nasdaq-100 Index® in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Nasdaq-100 Index® for the period from January 4, 2021 to July 21, 2026. The closing level on July 21, 2026 was 29,155.18. The historical performance of the Nasdaq-100 Index® should not be taken as an indication of its future performance during the term of the Notes. When evaluating the historical performance of the Nasdaq-100 Index® provided below, you should bear in mind that the historical performance of the Nasdaq-100 Index® prior to May 1, 2026 reflects the performance of the Nasdaq-100 Index® under its prior methodology. The historical performance of the Nasdaq-100 Index® might have been meaningfully different had the updated methodology been in effect during the historical period shown. See “Selected Risk Considerations—The Nasdaq-100 Index® Has Recently Undergone Significant Methodology Changes And, As A Result, The Nasdaq-100 Index® May Perform Differently Than It Would Have Performed Under Its Prior Methodology” in this pricing supplement.

Nasdaq-100 Index® Daily Closing Levels
Daily Closing Level
35000
30000
25000
20000
15000
10000
5000
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

_______

Nasdaq® and Nasdaq-100 Index® are registered trademarks of Nasdaq, Inc. and have been licensed to Wells Fargo & Company, our parent company, for use by Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us).

PRS-21

Correlation of the Underliers

The following graph sets forth the historical performances of the Dow Jones Industrial Average® and the Nasdaq-100 Index® from January 4, 2021 through July 21, 2026, based on the daily closing levels of the Underliers. For comparison purposes, each Underlier has been normalized to have a closing level of 100.00 on January 4, 2021 by dividing the closing level of that Underlier on each day by the closing level of that Underlier on January 4, 2021 and multiplying by 100.00.

We obtained the closing levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification. The historical performance of the Underliers should not be taken as an indication of their future performance during the term of the Notes.

Daily Closing Level
300
250
200
150
100
50
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date
INDU Index
NDX Index

PAST PERFORMANCE AND CORRELATION OF THE UNDERLIERS ARE NOT INDICATIVE OF FUTURE PERFORMANCE OR CORRELATION.

The correlation of a pair of Underliers represents a statistical measurement of the degree to which the returns of those Underliers were similar to each other over a given period in terms of timing and direction. The correlation between a pair of Underliers is scaled from 1.0 to -1.0, with 1.0 indicating perfect positive correlation (i.e., the value of both Underliers are increasing together or decreasing together and the ratio of their returns has been constant), 0 indicating no correlation (i.e., there is no statistical relationship between the returns of that pair of Underliers) and -1.0 indicating perfect negative correlation (i.e., as the value of one Underlier increases, the value of the other Underlier decreases and the ratio of their returns has been constant).

The closer the relationship of the returns of a pair of Underliers over a given period, the more positively correlated those Underliers are. The graph above illustrates the historical performance of each Underlier relative to each other over the time period shown and provides an indication of how close the relative performance of each Underlier has historically been to each other. However, the graph does not provide a precise measurement of the correlation of the Underliers. Moreover, any historical correlation of the Underliers is not indicative of the degree of correlation of the Underliers, if any, that will be experienced over the term of the Notes.

The lower (or more negative) the correlation between the Underliers, the less likely it is that the Underliers will move in the same direction at the same time and, therefore, the greater the potential for one of the Underliers to close below its Coupon Barrier or Downside Threshold on any Coupon Observation Date or the Final Valuation Date, respectively. This is because the less positively correlated the Underliers are, the greater the likelihood that at least one of the Underliers will decrease in value. However, even if the Underliers have a higher positive correlation, one or more of the Underliers might close below its Coupon Barrier or Downside Threshold on any Coupon Observation Date or the Final Valuation Date, respectively, as the Underliers may decrease in value together.

Although the correlation of the Underliers’ performance may change over the term of the Notes, the Contingent Coupon Rate is determined, in part, based on the correlation of the Underliers’ performance calculated using WFS’s proprietary pricing models at the time when the terms of the Notes are finalized. A higher Contingent Coupon Rate is generally associated with lower correlation of the Underliers, which reflects a greater potential for missed Contingent Coupons and for a loss of principal at maturity. The correlation referenced in setting the terms of the Notes is calculated using WFS’s proprietary pricing models and is not derived from the returns of the Underliers over the period set forth above. In addition, other factors and inputs other than correlation may impact how the terms of the Notes are set and the performance of the Notes.

PRS-22

United States Federal Tax Considerations

You should review carefully the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Notes.

Generally, this discussion assumes that you purchased the Notes for cash in the original issuance at the stated Original Offering Price and does not address other circumstances specific to you. Moreover, as discussed in the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a Note relates is a U.S. real property holding corporation or a passive foreign investment company. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a passive foreign investment company, or to a non-U.S. holder in the case of a U.S. real property holding corporation. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a Note.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the Notes or instruments that are similar to the Notes for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a Note for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, this treatment of the Notes is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation in the final pricing supplement.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes, including possible alternative tax treatments of the Notes and potential changes in applicable law.

Non-U.S. Holders. Because significant aspects of the tax treatment of the Notes are uncertain, persons having withholding responsibility in respect of the Notes may withhold on any coupon payment to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the Notes, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax advisor regarding the tax treatment of the Notes, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each, an “Underlying Security”). An IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Notes and certain determinations made by us as of the date of this pricing supplement, we expect that the Notes will not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security. Therefore, we expect that the Notes will not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the Notes under Section 871(m) will be made as of the Trade Date for the Notes. A determination that the Notes are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the Notes.

In the event of any withholding on the Notes, we will not be required to pay any additional amounts with respect to amounts so withheld.

PRS-23

Supplemental Plan of Distribution

WFS, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, and UBS will act as agents for the Notes and will purchase the Notes at the Original Offering Price set forth on the cover page of this pricing supplement. UBS has advised us that all sales of the Notes will be made to certain fee-based advisory accounts for which UBS is an investment advisor at the Original Offering Price and UBS will not receive a sales commission.

The agents or one or more of their respective affiliates expect to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the Notes. If WFS, UBS or any other dealer participating in the distribution of the Notes or any of their affiliates conduct hedging activities for us in connection with the Notes, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the Notes to you.

Approved Jurisdictions

In accordance with and subject to an agent accession agreement among Wells Fargo Finance LLC, Wells Fargo & Company and UBS, UBS will not offer, sell or deliver the Notes in any jurisdiction other than the United States.

PRS-24